Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2025 Results

LAS VEGAS, November 6, 2025 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the third quarter ended September 30, 2025.

Operating revenues were $1.83 billion for the third quarter of 2025, an increase of $140.4 million from $1.69 billion for the third quarter of 2024. Net income attributable to Wynn Resorts, Limited was $88.3 million for the third quarter of 2025, compared to net loss attributable to Wynn Resorts, Limited of $32.1 million for the third quarter of 2024. Diluted net income per share was $0.85 for the third quarter of 2025, compared to diluted net loss per share of $0.29 for the third quarter of 2024. Adjusted Property EBITDAR(1) was $570.1 million for the third quarter of 2025, compared to Adjusted Property EBITDAR of $527.7 million for the third quarter of 2024.

“Our third quarter results were marked by impressive EBITDA growth in Macau, and continued outperformance in Las Vegas,” said Craig Billings, CEO of Wynn Resorts, Limited. “In Macau, we achieved healthy market share and saw a significant increase in mass table drop year over year. In Las Vegas, the team delivered another quarter of year over year EBITDA growth and continued to take gaming market share. We also made significant progress on the completion of Wynn Al Marjan Island, where we are now pouring concrete for the remaining few floors of the 70-story tower.”

Consolidated Results
Operating revenues were $1.83 billion for the third quarter of 2025, an increase of $140.4 million from $1.69 billion for the third quarter of 2024. For the third quarter of 2025, operating revenues increased $115.7 million, $13.8 million, and $13.6 million at Wynn Palace, our Las Vegas Operations, and Wynn Macau, respectively, and decreased $2.4 million at Encore Boston Harbor, from the third quarter of 2024.

Net income attributable to Wynn Resorts, Limited was $88.3 million for the third quarter of 2025, compared to net loss attributable to Wynn Resorts, Limited of $32.1 million for the third quarter of 2024. Diluted net income per share was $0.85 for the third quarter of 2025, compared to diluted net loss per share of $0.29 for the third quarter of 2024. Adjusted net income attributable to Wynn Resorts, Limited(2) was $88.7 million, or $0.86 per diluted share, for the third quarter of 2025, compared to adjusted net income attributable to Wynn Resorts, Limited of $98.9 million, or $0.90 per diluted share, for the third quarter of 2024.

Adjusted Property EBITDAR was $570.1 million for the third quarter of 2025, an increase of $42.4 million compared to Adjusted Property EBITDAR of $527.7 million for the third quarter of 2024. For the third quarter of 2025, Adjusted Property EBITDAR increased $38.0 million, $7.4 million, and $0.7 million at Wynn Palace, Wynn Macau, and our Las Vegas Operations, respectively, and decreased $4.6 million at Encore Boston Harbor, from the third quarter of 2024.

Wynn Resorts, Limited also announced today that its Board of Directors has declared a cash dividend of $0.25 per share, payable on November 26, 2025 to stockholders of record as of November 17, 2025.

Property Results
Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $635.5 million for the third quarter of 2025, an increase of $115.7 million from $519.8 million for the third quarter of 2024. Adjusted Property EBITDAR from Wynn Palace was $200.3 million for the third quarter of 2025, compared to $162.3 million for the third quarter of 2024. Table games win percentage in mass market operations was 22.6%, below the 23.9% experienced in the third quarter of 2024. VIP table games win as a percentage of turnover was 4.68%, above the property's expected range of 3.1% to 3.4% and above the 3.04% experienced in the third quarter of 2024.

Wynn Macau
Operating revenues from Wynn Macau were $365.5 million for the third quarter of 2025, an increase of $13.6 million from $352.0 million for the third quarter of 2024. Adjusted Property EBITDAR from Wynn Macau was $108.0 million for the third quarter of 2025, compared to $100.6 million for the third quarter of 2024. Table games win percentage in mass market operations was 18.7%, slightly above the 18.5% experienced in the third quarter of 2024. VIP table games win as a percentage of turnover was 2.93%, below the property's expected range of 3.1% to 3.4% and below the 3.61% experienced in the third quarter of 2024.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $621.0 million for the third quarter of 2025, an increase of $13.8 million from $607.2 million for the third quarter of 2024. Adjusted Property EBITDAR from our Las Vegas Operations for the third quarter of 2025 was $203.4 million, compared to $202.7 million for the third quarter of 2024. Table games win percentage for the third quarter of 2025 was 23.0%, within the property's expected range of 22% to 26% and slightly below the 23.3% experienced in the third quarter of 2024.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $211.8 million for the third quarter of 2025, a decrease of $2.4 million from $214.1 million for the third quarter of 2024. Adjusted Property EBITDAR from Encore Boston Harbor for the third quarter of 2025 was $58.4 million, compared to $63.0 million for the third quarter of 2024. Table games win percentage for the third quarter of 2025 was 20.5%, within the property's expected range of 18% to 22% and below the 21.3% experienced in the third quarter of 2024.

Wynn Al Marjan Island Development
During the third quarter of 2025, the Company contributed $93.9 million of cash to the 40%-owned joint venture that is constructing the Wynn Al Marjan Island development in the UAE, bringing our life-to-date cash contributions to the project to $835.0 million. Wynn Al Marjan Island is currently expected to open in 2027.

Balance Sheet
Our cash and cash equivalents as of September 30, 2025 totaled $1.49 billion, excluding $475.0 million of short-term investments held by Wynn Macau, Limited ("WML"). Cash and cash equivalents is comprised of $973.3 million held by WML and subsidiaries, $228.7 million held by Wynn Resorts Finance, LLC ("WRF") and subsidiaries excluding WML, and $284.3 million held at Corporate and other. As of September 30, 2025, the available borrowing capacity under the WRF Revolver and the WM Cayman II Revolver was $1.23 billion and $1.36 billion, respectively.

Total current and long-term debt outstanding at September 30, 2025 was $10.57 billion, comprised of $5.81 billion of Macau related debt, $876.0 million of Wynn Las Vegas debt, $3.28 billion of WRF debt, and $598.1 million of debt held by the retail joint venture which we consolidate.

Recent Debt Financing Activities

In August 2025, WML issued $1.0 billion aggregate principal amount of 6 3/4% Senior Notes due 2034, and in September 2025, used the net proceeds from the offering, along with cash on hand, to redeem in full the outstanding $1.0 billion aggregate principal amount of its 5 1/2% Senior Notes due 2026 at a price equal to 100% of the principal amount.

As previously disclosed, in July 2025, we increased the borrowing capacity under the WM Cayman II Revolver by an additional aggregate amount of $1.0 billion equivalent through the exercise of an accordion feature under the existing facility agreement, bringing the total committed amount to $2.5 billion equivalent.

Conference Call and Other Information
The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 6, 2025 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before November 14, 2025, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2025 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements
This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, reductions in discretionary consumer spending, adverse macroeconomic conditions and their impact on levels of disposable consumer income and wealth, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, travel disruptions caused by events outside of our control, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction and regulatory risks associated with current and future projects (including Wynn Al Marjan Island), cybersecurity risk and our leverage and ability to meet our debt service obligations. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other expenses, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other expenses (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other expenses, change in derivatives fair value, loss on debt financing transactions, foreign currency remeasurement and other, and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income attributable to Wynn Resorts, Limited and adjusted net income attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating revenues:
Casino	$1,174,717	$1,018,754	$3,266,981	$3,149,166
Rooms	270,484	284,765	836,058	916,700
Food and beverage	261,990	262,597	772,926	810,939
Entertainment, retail and other	126,556	127,207	395,976	412,359
Total operating revenues	1,833,747	1,693,323	5,271,941	5,289,164
Operating expenses:
Casino	705,421	617,469	1,983,362	1,907,426
Rooms	86,385	83,376	256,524	245,991
Food and beverage	231,100	220,187	656,167	647,351
Entertainment, retail and other	54,541	56,184	174,768	190,137
General and administrative	275,035	271,829	831,539	808,172
Provision for credit losses	4,505	1,836	9,254	4,352
Pre-opening	7,289	2,457	23,862	6,050
Depreciation and amortization	152,828	156,273	461,156	507,611
Property charges and other	6,154	150,475	31,631	206,238
Total operating expenses	1,523,258	1,560,086	4,428,263	4,523,328
Operating income	310,489	133,237	843,678	765,836
Other income (expense):
Interest income	16,581	30,729	51,799	105,785
Interest expense, net of amounts capitalized	(157,581)	(167,922)	(469,740)	(524,922)
Change in derivatives fair value	(13,176)	(5,523)	(43,827)	(7,920)
Loss on debt financing transactions	(618)	(109)	(1,701)	(1,670)
Other	33,868	21,300	(10,670)	25,323
Other income (expense), net	(120,926)	(121,525)	(474,139)	(403,404)
Income before income taxes	189,563	11,712	369,539	362,432
Provision for income taxes	(61,136)	(17,127)	(82,746)	(45,076)
Net income (loss)	128,427	(5,415)	286,793	317,356
Less: net income attributable to noncontrolling interests	(40,086)	(26,638)	(59,487)	(93,250)
Net income (loss) attributable to Wynn Resorts, Limited	$88,341	$(32,053)	$227,306	$224,106
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$0.86	$(0.29)	$2.19	$2.03
Diluted	$0.85	$(0.29)	$2.18	$2.02
Weighted average common shares outstanding:
Basic	102,909	109,727	103,955	110,559
Diluted	103,636	109,727	104,373	110,810

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Wynn Resorts, Limited	$88,341	$(32,053)	$227,306	$224,106
Pre-opening expenses	7,289	2,457	23,862	6,050
Property charges and other	6,154	150,475	31,631	206,238
Change in derivatives fair value	13,176	5,523	43,827	7,920
Loss on debt financing transactions	618	109	1,701	1,670
Foreign currency remeasurement and other	(33,868)	(21,300)	10,670	(25,323)
Income tax impact on adjustments	2,846	(10,096)	(2,008)	(20,348)
Noncontrolling interests impact on adjustments	4,143	3,787	(21,810)	(105)
Adjusted net income attributable to Wynn Resorts, Limited	$88,699	$98,902	$315,179	$400,208
Adjusted net income attributable to Wynn Resorts, Limited per diluted share	$0.86	$0.90	$3.02	$3.61

Weighted average common shares outstanding - diluted	103,636	109,930	104,373	110,810

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$112,418	$75,195	$(9,653)	$177,960	$96,813	$(2,888)	$38,604	$310,489
Pre-opening expenses	1	—	—	1	210	—	7,078	7,289
Depreciation and amortization	60,012	18,157	399	78,568	57,449	14,194	2,617	152,828
Property charges and other	4,423	190	12	4,625	1,262	128	139	6,154
Management and license fees	20,206	11,318	—	31,524	29,390	10,325	(71,239)	—
Corporate expenses and other	1,893	1,912	8,314	12,119	6,784	1,333	15,485	35,721
Stock-based compensation	1,329	1,226	928	3,483	11,505	360	7,316	22,664
Triple-net operating lease rent expense	—	—	—	—	—	34,942	—	34,942
Adjusted Property EBITDAR	$200,282	$107,998	$—	$308,280	$203,413	$58,394	$—	$570,087

	Three Months Ended September 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$85,417	$66,342	$(8,212)	$143,547	$(28,040)	$4,072	$13,658	$133,237
Pre-opening expenses	—	—	—	—	884	2	1,571	2,457
Depreciation and amortization	55,978	19,658	395	76,031	61,071	12,766	6,405	156,273
Property charges and other	879	265	12	1,156	130,367	(1,785)	20,737	150,475
Management and license fees	16,694	10,943	—	27,637	28,616	10,460	(66,713)	—
Corporate expenses and other	2,069	2,087	6,687	10,843	7,979	1,768	15,594	36,184
Stock-based compensation	1,246	1,299	1,118	3,663	1,843	354	7,810	13,670
Triple-net operating lease rent expense	—	—	—	—	—	35,381	—	35,381
Adjusted Property EBITDAR	$162,283	$100,594	$—	$262,877	$202,720	$63,018	$(938)	$527,677

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2025
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$267,743	$190,925	$(25,276)	$433,392	$323,349	$(12,576)	$99,513	$843,678
Pre-opening expenses	4,205	—	—	4,205	3,065	—	16,592	23,862
Depreciation and amortization	175,793	55,661	1,195	232,649	178,898	42,389	7,220	461,156
Property charges and other	6,246	5,629	28	11,903	10,327	6,691	2,710	31,631
Management and license fees	55,311	32,339	—	87,650	88,838	30,915	(207,403)	—
Corporate expenses and other	6,144	6,306	21,201	33,651	22,272	4,606	58,219	118,748
Stock-based compensation	3,931	3,847	2,852	10,630	34,837	2,285	23,149	70,901
Triple-net operating lease rent expense	—	—	—	—	—	105,397	—	105,397
Adjusted Property EBITDAR	$519,373	$294,707	$—	$814,080	$661,586	$179,707	$—	$1,655,373

	Nine Months Ended September 30, 2024
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Corporate and Other	Total
Operating income (loss)	$307,258	$228,518	$(24,311)	$511,465	$243,147	$(30,847)	$42,071	$765,836
Pre-opening expenses	—	—	—	—	1,620	649	3,781	6,050
Depreciation and amortization	166,421	59,737	1,165	227,323	181,700	75,842	22,746	507,611
Property charges and other	12,571	711	124	13,406	132,542	(1,615)	61,905	206,238
Management and license fees	52,982	34,288	—	87,270	88,533	31,483	(207,286)	—
Corporate expenses and other	6,457	6,588	19,807	32,852	23,930	5,486	47,531	109,799
Stock-based compensation	3,423	3,849	3,215	10,487	7,843	1,159	24,717	44,206
Triple-net operating lease rent expense	—	—	—	—	—	106,127	—	106,127
Adjusted Property EBITDAR	$549,112	$333,691	$—	$882,803	$679,315	$188,284	$(4,535)	$1,745,867

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Wynn Resorts, Limited	$88,341	$(32,053)	$227,306	$224,106
Net income attributable to noncontrolling interests	40,086	26,638	59,487	93,250
Pre-opening expenses	7,289	2,457	23,862	6,050
Depreciation and amortization	152,828	156,273	461,156	507,611
Property charges and other	6,154	150,475	31,631	206,238
Triple-net operating lease rent expense	34,942	35,381	105,397	106,127
Corporate expenses and other	35,721	36,184	118,748	109,799
Stock-based compensation	22,664	13,670	70,901	44,206
Interest income	(16,581)	(30,729)	(51,799)	(105,785)
Interest expense, net of amounts capitalized	157,581	167,922	469,740	524,922
Change in derivatives fair value	13,176	5,523	43,827	7,920
Loss on debt financing transactions	618	109	1,701	1,670
Other	(33,868)	(21,300)	10,670	(25,323)
Provision for income taxes	61,136	17,127	82,746	45,076
Adjusted Property EBITDAR	$570,087	$527,677	$1,655,373	$1,745,867

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$542,439	$418,043	29.8	$1,435,245	$1,336,788	7.4
Rooms	37,396	49,145	(23.9)	112,492	153,287	(26.6)
Food and beverage	33,293	31,506	5.7	95,477	93,405	2.2
Entertainment, retail and other	22,344	21,096	5.9	67,828	71,260	(4.8)
Total	$635,472	$519,790	22.3	$1,711,042	$1,654,740	3.4

Adjusted Property EBITDAR (6)	$200,282	$162,283	23.4	$519,373	$549,112	(5.4)

Casino statistics:
VIP:
Average number of table games	52	57	(8.8)	53	58	(8.6)
VIP turnover	$3,261,314	$3,199,140	1.9	$11,337,407	$9,930,241	14.2
VIP table games win (1)	$152,478	$97,312	56.7	$373,481	$342,024	9.2
VIP table games win as a % of turnover	4.68%	3.04%		3.29%	3.44%
Table games win per unit per day	$32,401	$18,614	74.1	$25,888	$21,677	19.4
Mass market:
Average number of table games	247	247	—	248	245	1.2
Table drop (2)	$2,057,789	$1,694,575	21.4	$5,606,241	$5,215,019	7.5
Table games win (1)	$465,683	$404,307	15.2	$1,299,679	$1,251,039	3.9
Table games win %	22.6%	23.9%		23.2%	24.0%
Table games win per unit per day	$20,714	$17,801	16.4	$19,282	$18,620	3.6
Average number of slot machines	653	596	9.6	643	592	8.6
Slot machine handle	$710,156	$577,289	23.0	$2,202,840	$1,815,623	21.3
Slot machine win (3)	$30,482	$27,230	11.9	$92,320	$83,790	10.2
Slot machine win per unit per day	$513	$497	3.2	$528	$517	2.1
Room statistics:
Occupancy	98.2%	98.3%		98.4%	98.7%
ADR (4)	$221	$295	(25.1)	$225	$315	(28.6)
REVPAR (5)	$217	$289	(24.9)	$222	$311	(28.6)
Note: Our casino operations in Macau were closed for a 1-day period in September 2025 due to Typhoon Ragasa.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$314,489	$296,781	6.0	$883,419	$923,851	(4.4)
Rooms	21,149	23,755	(11.0)	66,188	76,116	(13.0)
Food and beverage	17,343	19,524	(11.2)	53,155	60,546	(12.2)
Entertainment, retail and other	12,532	11,897	5.3	36,524	40,457	(9.7)
Total	$365,513	$351,957	3.9	$1,039,286	$1,100,970	(5.6)

Adjusted Property EBITDAR (6)	$107,998	$100,594	7.4	$294,707	$333,691	(11.7)

Casino statistics:
VIP:
Average number of table games	17	30	(43.3)	23	30	(23.3)
VIP turnover	$1,019,346	$1,201,516	(15.2)	$3,438,127	$3,955,277	(13.1)
VIP table games win (1)	$29,873	$43,326	(31.1)	$79,025	$122,705	(35.6)
VIP table games win as a % of turnover	2.93%	3.61%		2.30%	3.10%
Table games win per unit per day	$18,871	$15,692	20.3	$12,862	$14,988	(14.2)
Mass market:
Average number of table games	238	222	7.2	230	222	3.6
Table drop (2)	$1,633,273	$1,515,462	7.8	$4,793,914	$4,801,533	(0.2)
Table games win (1)	$305,761	$280,044	9.2	$875,146	$887,194	(1.4)
Table games win %	18.7%	18.5%		18.3%	18.5%
Table games win per unit per day	$14,139	$13,713	3.1	$13,993	$14,599	(4.2)
Average number of slot machines	809	621	30.3	763	607	25.7
Slot machine handle	$855,707	$815,319	5.0	$2,718,205	$2,347,521	15.8
Slot machine win (3)	$25,588	$24,434	4.7	$75,148	$76,604	(1.9)
Slot machine win per unit per day	$347	$428	(18.9)	$362	$461	(21.5)
Poker rake	$2,722	$3,205	(15.1)	$8,778	$11,831	(25.8)
Room statistics:
Occupancy	98.8%	98.9%		99.1%	99.2%
ADR (4)	$207	$233	(11.2)	$219	$251	(12.7)
REVPAR (5)	$205	$230	(10.9)	$217	$249	(12.9)
Note: Our casino operations in Macau were closed for a 1-day period in September 2025 due to Typhoon Ragasa.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$161,576	$145,186	11.3	$471,071	$410,023	14.9
Rooms	186,712	187,123	(0.2)	590,561	617,071	(4.3)
Food and beverage	192,544	191,776	0.4	566,847	593,804	(4.5)
Entertainment, retail and other	80,180	83,087	(3.5)	256,451	251,476	2.0
Total	$621,012	$607,172	2.3	$1,884,930	$1,872,374	0.7

Adjusted Property EBITDAR (6)	$203,413	$202,720	0.3	$661,586	$679,315	(2.6)

Casino statistics:
Average number of table games	233	235	(0.9)	234	234	—
Table drop (2)	$652,293	$580,800	12.3	$1,854,052	$1,721,435	7.7
Table games win (1)	$150,073	$135,230	11.0	$427,109	$409,336	4.3
Table games win %	23.0%	23.3%		23.0%	23.8%
Table games win per unit per day	$6,994	$6,256	11.8	$6,691	$6,380	4.9
Average number of slot machines	1,573	1,620	(2.9)	1,575	1,612	(2.3)
Slot machine handle	$1,818,133	$1,695,799	7.2	$5,356,473	$4,840,241	10.7
Slot machine win (3)	$123,500	$112,771	9.5	$370,350	$322,544	14.8
Slot machine win per unit per day	$854	$757	12.8	$861	$730	17.9
Poker rake	$5,148	$4,629	11.2	$17,583	$16,652	5.6
Room statistics:
Occupancy	85.7%	89.0%		87.4%	89.3%
ADR (4)	$505	$495	2.0	$527	$541	(2.6)
REVPAR (5)	$433	$441	(1.8)	$461	$483	(4.6)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Percent Change	2025	2024	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$156,213	$158,744	(1.6)	$477,246	$478,504	(0.3)
Rooms	25,227	24,742	2.0	66,817	70,226	(4.9)
Food and beverage	18,810	19,791	(5.0)	57,447	63,184	(9.1)
Entertainment, retail and other	11,500	10,844	6.0	35,173	32,599	7.9
Total	$211,750	$214,121	(1.1)	$636,683	$644,513	(1.2)

Adjusted Property EBITDAR (6)	$58,394	$63,018	(7.3)	$179,707	$188,284	(4.6)

Casino statistics:
Average number of table games	172	179	(3.9)	172	182	(5.5)
Table drop (2)	$323,981	$347,082	(6.7)	$1,002,226	$1,072,750	(6.6)
Table games win (1)	$66,257	$74,048	(10.5)	$208,155	$227,496	(8.5)
Table games win %	20.5%	21.3%		20.8%	21.2%
Table games win per unit per day	$4,187	$4,507	(7.1)	$4,433	$4,553	(2.6)
Average number of slot machines	2,727	2,611	4.4	2,721	2,612	4.2
Slot machine handle	$1,397,554	$1,378,066	1.4	$4,120,102	$4,201,520	(1.9)
Slot machine win (3)	$110,797	$105,550	5.0	$327,752	$315,773	3.8
Slot machine win per unit per day	$442	$439	0.7	$441	$441	—
Poker rake	$5,410	$5,334	1.4	$16,482	$16,422	0.4
Room statistics:
Occupancy	95.5%	96.9%		92.2%	94.4%
ADR (4)	$431	$426	1.2	$399	$410	(2.7)
REVPAR (5)	$412	$412	—	$368	$387	(4.9)
(1)Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2)In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3)Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4)ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5)REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6)Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (Loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Lauren Seiler
702-770-7555
investorrelations@wynnresorts.com